Exhibit 99.1

Livent Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA

215.299.5900
Livent.com

For Release: Immediate

Media Contact: Juan Carlos Cruz +1.215.299.6170
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

LIVENT RELEASES SECOND QUARTER 2020 RESULTS

-- Weak Q2 Demand Driven by COVID-19 Impact and Auto Supply Chain Disruption --
-- Green Convertible Issuance Significantly Enhances Liquidity Position --
-- Longer Term Electric Vehicle Outlook Remains Strong --

PHILADELPHIA, August 6, 2020 – Livent Corporation (NYSE: LTHM) today reported results for the second quarter of 2020.
Second quarter 2020 revenue was $64.9 million, with a reported GAAP net loss of $0.2 million, or breakeven on a per diluted share basis. Adjusted EBITDA was $6.4 million and adjusted earnings per share were also breakeven. Second quarter results reflected the continuation of difficult market conditions for both Livent and the lithium industry as a whole, exacerbated by COVID-19 related supply chain disruptions and related customer order delays.
All Livent production facilities are operational and have been operating without material disruptions. In Argentina, the Company has been operating without incident since resuming activities in early April following the mandatory government decree to halt production. However, we are closely monitoring the situation in Argentina as COVID-19 cases have recently increased in the country, including in the province of Catamarca where we operate. We continue to work closely with provincial and federal officials to provide a safe working environment for our employees and the local communities.
On June 23rd Livent announced the pricing of its Green Convertible Senior Notes due 2025, with total gross proceeds of $246 million. Livent was one of the first US companies to tap into this green financing option. The green notes enhance the Company’s liquidity while also showcasing its unique sustainability profile and role as an enabler of green transport and electrification growth.
“Lithium demand was very weak in the second quarter, particularly in electric vehicle applications, as COVID-19 caused serious disruption and uncertainty throughout supply chains,” said Paul Graves, president and chief executive officer of Livent. “While our other end-markets fared better, they also were impacted by the broader macroeconomic weakness caused by the pandemic. Amid the uncertainty, we had certain customers delay planned orders until later in the year. During this time Livent took action to significantly enhance liquidity, successfully issuing a green convertible bond and highlighting our ESG credentials with both investors and customers.”

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Sustainability has become a steadily increasing focus among customers. During the second quarter, Livent released its first Sustainability Report as a fully independent company. Most notably, the Company exceeded or nearly reached its 2025 targets for 20 percent reductions in GHG emissions, energy, water and waste intensities, previously set when Livent was a business segment of FMC Corporation, a full five years ahead of schedule. Livent views sustainability as central to its mission and fundamental to all investment decisions. The full report can be found on our website: livent.com/sustainability.

Market Outlook

Livent expects near-term demand to continue to be challenged by weakness in key global markets. Market visibility remains limited in light of economic concerns related to the COVID-19 pandemic, and as a result Livent will not be providing updated financial guidance at this time.
Longer term, Livent continues to expect significant electric vehicle demand growth. Major OEMs are making stronger commitments to their EV platforms, and consumer demand, while currently impacted by COVID-19, shows a growing preference for electric vehicles, leading to higher market penetration rates. Governments around the globe continue to put policies, regulations and incentives in place to support and accelerate this shift to electrification.
On the supply side, COVID-19 restrictions have led to reduced near-term supply growth, while sustained weakness in lithium pricing has forced many developers and producers to defer or cancel new projects and expansions. This is expected to create a shortage of battery qualified lithium materials in the coming years.
"The transition to EVs continues despite COVID-19 related delays, as long-term OEM, government and consumer interest continues to grow. We believe Livent is well positioned to navigate short-term industry weakness and is prepared to react to a return of more normalized demand growth. Our core advantages – the low-cost and sustainable nature of our operations, our partnerships with leading battery producers and OEMs, and our continued investment in developing next generation engineered lithium products – position us to be a prime beneficiary of future improvements in lithium market conditions," concluded Graves.

Supplemental Information
In this press release, Livent uses the financial measures Adjusted EBITDA and adjusted earnings per diluted share. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.livent.com. Such reconciliations are also set forth in the financial tables that accompany this press release.

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About Livent
For more than six decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs approximately 800 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “will continue to,” "will likely result," “should,” “expect,” “expects,” “intends,” “plans,” “anticipates,” “believe,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “forecast,” “future,” “is confident that,” “plans,” or “projects,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business. These statements are only predictions based on Livent’s current expectations and projections about future events. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Currently, one of the most significant factors is the adverse effect of the current coronavirus ("COVID-19") pandemic on our business. The ultimate extent to which COVID-19 impacts us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include a decline in the growth in demand for electric vehicles; volatility in the price for performance lithium compounds; adverse global economic conditions; competition; quarterly and annual fluctuations of our operating results; risks relating to Livent’s planned production expansion and related capital expenditures, including any temporary suspension of our expansion efforts; the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; liquidity and access to credit; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds,; the success of Livent’s research and development efforts; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; customer concentration and the delay or loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; employee attraction and retention; union relations; cybersecurity breaches; our ability to protect our intellectual property rights; the lack of proven reserves; legal and regulatory proceedings; including any shareholder lawsuits; compliance with environmental, health and safety laws; changes in tax laws; risks related to our separation from FMC Corporation; risks related to ownership of our common stock, including price fluctuations and lack of dividends; as well as the other factors described under the caption entitled “Risk Factors” in Livent’s 2019 Form 10-K filed with the Securities and Exchange Commission on February 28, 2020, our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2020 and our subsequent Forms 10-Q filed with the Securities and Exchange Commission. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent

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nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.
# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$64.9	$114.0	$133.4	$212.3
Costs of sales	54.7	80.2	108.6	145.8
Gross margin	10.2	33.8	24.8	66.5
Selling, general and administrative expenses	10.3	9.8	21.1	19.0
Research and development expenses	0.8	0.8	1.8	1.6
Restructuring and other charges	0.9	3.8	5.7	3.9
Separation-related costs	0.1	1.3	0.2	2.9
Total costs and expenses	66.8	95.9	137.4	173.2
(Loss)/income from operations before loss on debt extinguishment, equity in net loss of unconsolidated affiliate and income taxes	(1.9)	18.1	(4.0)	39.1
Loss on debt extinguishment	0.1	—	0.1	—
Equity in net loss of unconsolidated affiliate	0.2	—	0.3	—
(Loss)/income from operations before income taxes	(2.2)	18.1	(4.4)	39.1
Income tax (benefit)/expense	(2.0)	2.6	(2.3)	6.7
Net (loss)/income	$(0.2)	$15.5	$(2.1)	$32.4
Net (loss)/income per weighted average share - basic	$—	$0.11	$(0.01)	$0.22
Net (loss)/income per weighted average share - diluted	$—	$0.11	$(0.01)	$0.22
Weighted average common shares outstanding - basic	146.2	146.0	146.1	146.0
Weighted average common shares outstanding - diluted	146.2	146.5	146.1	146.5

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET (LOSS)/INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

The table below provides a reconciliation of Net (loss)/income to Adjusted EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In Millions)	2020	2019	2020	2019
Net (loss)/income (GAAP)	$(0.2)	$15.5	$(2.1)	$32.4
Add back:
Income tax (benefit)/expense	(2.0)	2.6	(2.3)	6.7
Depreciation and amortization	6.0	4.8	11.6	9.7
EBITDA (Non-GAAP) (1)	$3.8	$22.9	$7.2	$48.8
Add back:
Certain Argentina remeasurement losses/(gains) (a)	1.7	(0.1)	2.9	(0.2)
Restructuring and other charges (b)	0.9	3.8	5.7	3.9
Separation-related costs (c)	0.1	1.3	0.2	2.9
Loss on debt extinguishment (d)	0.1	—	0.1	—
Other loss (e)	(0.2)	—	(0.3)	—
Adjusted EBITDA (Non-GAAP) (1)	$6.4	$27.9	$15.8	$55.4
___________________
(1)  In addition to net (loss)/income, as determined in accordance with U.S. GAAP, we evaluate operating performance using certain non-GAAP measures such as EBITDA, which we define as net (loss)/income plus interest expense, net, income tax expense/(benefit), depreciation, and amortization, and Adjusted EBITDA, which we define as EBITDA adjusted for restructuring and other charges/(income), separation-related costs and other losses/(gains). Management believes the use of these non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net (loss)/income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net (loss)/income.
(a) Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion. The remeasurement gains/(losses) are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; and ii.) their association with long-term capital projects which will not be operational until future periods.
(b) We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Also includes legal fees related to IPO securities litigation.
(c) Represents legal, professional, transaction related fees and other separation-related activity.
(d) Represents the partial write off of deferred financing costs for the temporary reduction in borrowing capacity related to the First Amendment excluded from our calculation of Adjusted EBITDA because the loss is nonrecuring.
(e)  Represents a portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate in the fourth quarter 2019 and excluded from our calculation of Adjusted EBITDA in the same period because the costs represent research and development activities of the affiliate that had not occurred as of December 31, 2019. These costs were included with our calculation of Adjusted EBITDA for the three and six months ended June 30, 2020 when the costs were incurred at our unconsolidated affiliate.

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RECONCILIATION OF NET (LOSS)/INCOME (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

(In Millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss)/income (GAAP)	$(0.2)	$15.5	$(2.1)	$32.4
Special charges:
Certain Argentina remeasurement losses/(gains) (a)	1.7	(0.1)	2.9	(0.2)
Restructuring and other charges (b)	0.9	3.8	5.7	3.9
Separation-related costs (c)	0.1	1.3	0.2	2.9
Loss on debt extinguishment (d)	0.1	—	0.1	—
Other loss (e)	(0.2)	—	(0.3)	—
Non-GAAP tax adjustments (f)	(2.5)	(2.8)	(3.7)	(3.3)
Adjusted after-tax earnings (Non-GAAP) (1)	$(0.1)	$17.7	$2.8	$35.7

Diluted (loss)/earnings per common share (GAAP)	$—	$0.11	$(0.01)	$0.22
Special charges per diluted share, before tax:
Certain Argentina remeasurement losses, per diluted share	0.01	—	0.02	—
Restructuring and other charges, per diluted share	0.01	0.03	0.04	0.03
Separation-related costs, per diluted share	—	0.01	—	0.02
Non-GAAP tax adjustments, per diluted share	(0.02)	(0.03)	(0.03)	(0.02)
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$—	$0.12	$0.02	$0.25
Weighted average common shares outstanding - diluted (GAAP) used in diluted adjusted after-tax earnings per share computations	146.2	146.5	146.1	146.5
___________________
(1)  The company believes that the Non-GAAP financial measures “Adjusted after-tax earnings” and "Diluted adjusted after-tax earnings per share" provide useful information about the company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of special charges and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. As a result, diluted adjusted after-tax earnings is calculated using an adjusted average common shares outstanding (Non-GAAP).
(a) Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion. The remeasurement gains/(losses) are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; and ii.) their association with long-term capital projects which will not be operational until future periods.
(b) We continually perform strategic reviews and assess the return on our business. This sometimes results in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Also includes legal fees related to IPO securities litigation.
(c) Represents legal, professional, transaction related fees and other separation-related activity.
(d) Represents the partial write off of deferred financing costs for the temporary reduction in borrowing capacity related to the First Amendment excluded from our calculation of Adjusted EBITDA because the loss is nonrecuring.
(e) Represents a portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate in the fourth quarter 2019 and excluded from our calculation of Adjusted EBITDA in the same period because the costs represent research and development activities of the affiliate that had not occurred as of December 31, 2019. These costs were included with our calculation of Adjusted EBITDA for the three and six months ended June 30, 2020 when the costs were incurred at our unconsolidated affiliate.
(f) The company excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and instead includes a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and, changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful
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supplemental information about the company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the non-GAAP performance measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(in Millions)	2020	2019	2020	2019
Non-GAAP tax adjustments:
Income tax benefit on restructuring, separation-related and other corporate costs	$(0.2)	$(1.1)	$(1.3)	$(1.5)
Revisions to our tax liabilities due to finalization of prior year tax returns	0.6	(0.7)	0.6	(1.2)
Foreign currency remeasurement and other discrete items	(3.1)	(1.0)	(3.7)	(0.6)
Other discrete items	0.2	—	0.7	—
Total Non-GAAP tax adjustments	$(2.5)	$(2.8)	$(3.7)	$(3.3)

RECONCILIATION OF CASH (REQUIRED)/PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH PROVIDED BY OPERATIONS (NON-GAAP)
(Unaudited)

	Six Months Ended
	June 30,
(In Millions)	2020	2019
Cash (required)/provided by operating activities (GAAP)	$(0.3)	$41.3
Restructuring and other charges	3.9	1.9
Separation-related activities (a)	0.4	24.0
Other loss (b)	(0.6)	—
Adjusted cash provided by operations (Non-GAAP) (1)	$3.4	$67.2
___________________
(1) The company believes that the non-GAAP financial measure “Adjusted cash provided by operations” provides useful information about the Company’s cash flows to investors and securities analysts. Adjusted cash provided by operations excludes the effects of transaction-related cash flows. The Company also believes that excluding the effects of these items from cash required by operating activities allows management and investors to compare more easily the cash flows from period to period.
(a) Represents reimbursement to FMC for 2018 income taxes and transaction related costs, pursuant to the Tax Matters Agreement, for which we accrued liabilities at December 31, 2018. Also includes separation-related costs.
(b) Represents "Equity in net loss of unconsolidated affiliate" and the portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate in the fourth quarter of 2019 included in "Cash required by investing activities" (GAAP) in our condensed consolidated statement of cash flows but excluded from our calculation "Adjusted cash provided by operations" in the same period because the costs represented future research and development expenditures related to our unconsolidated affiliate.

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RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(In Millions)	June 30, 2020	December 31, 2019
Long-term debt (GAAP) (a)	$208.7	$154.6
Less: Cash and cash equivalents (GAAP)	(17.2)	(16.8)
Net debt (Non-GAAP) (1)	$191.5	$137.8
___________________
(1) The company believes that the non-GAAP financial measure “Net debt” provides useful information about the Company’s cash flows and liquidity to investors and securities analysts.
(a) As of June 30, 2020 and December 31, 2019, the Company had no debt maturing within one year.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In Millions)	June 30, 2020	December 31, 2019
Cash and cash equivalents	$17.2	$16.8
Trade receivables, net of allowance of $0.3 in 2020 and $0.3 in 2019	55.7	90.0
Inventories, net	117.0	113.4
Prepaid and other current assets	49.7	51.8
Total current assets	239.6	272.0
Property, plant and equipment, net of accumulated depreciation of $209.4 in 2020 and $202.2 in 2019	528.5	468.8
Investments	2.4	2.2
Right of use assets - operating leases, net	16.5	16.9
Deferred income taxes	—	1.5
Other assets	99.1	91.5
Total assets	$886.1	$852.9

Accounts payable, trade and other	$31.2	$83.1
Accrued and other current liabilities	37.6	38.5
Income taxes	—	0.9
Total current liabilities	68.8	122.5
Long-term debt, less current portion	208.7	154.6
Operating lease liabilities - long-term	14.7	15.4
Long-term liabilities	22.7	16.4
Total equity	571.2	544.0
Total liabilities and equity	$886.1	$852.9
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LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(In Millions)	2020	2019
Cash (required)/provided by operating activities	$(0.3)	$41.3
Cash required by investing activities	(89.9)	(74.2)
Cash provided by financing activities	90.9	25.0
Effect of exchange rate changes on cash	(0.3)	(0.1)
Increase/(decrease) in cash and cash equivalents	0.4	(8.0)
Cash and cash equivalents, beginning of year	16.8	28.3
Cash and cash equivalents, end of period	$17.2	$20.3
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